UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 30, 2005

SMALL WORLD KIDS, INC.

(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b): Resignation of Director

On September 29, 2005, Mr. Cary Fitchey informed Small World Kids, Inc. (the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”) effective immediately, due to his intended resignation from St. Cloud Capital on October 31, 2005.  Mr. Fitchey was a member of the Audit Committee.  Per the Note Purchase Agreement with St. Cloud Capital Partners L.P. dated September 15, 2004, during the period that the Note is outstanding, a designee of St. Cloud will be appointed to the Company’s board of directors.  With Mr. Fitchey’s resignation, the Company’s Board now has seven members but anticipates the election of a representative from St. Cloud Capital prior to the next Board meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: September 30, 2005	By:	/s/ Debra Fine
Name: Debra Fine
Title: President and Chief Executive Officer